Exhibit 99.2

Information Analysis Incorporated

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 and the unaudited pro forma condensed combined statements of operations for each of the three months ended March 31, 2021 and for the year ended December 31, 2020 combine the financial statements of Information Analysis Incorporated (“IAI”) and Tellenger, Inc. (“Tellenger”) giving effect to the transaction described in the Stock Purchase Agreement, as if they had occurred on January 1, 2020 in respect of the unaudited pro forma condensed combined statements of operations and on March 31, 2021 in respect of the unaudited pro forma condensed combined balance sheet.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

●

IAI’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2020, as contained in the Form 10-K filed on March 31, 2020 with the United States Securities and Exchange Commission (the “SEC”).

●

IAI’s unaudited condensed consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2020, as contained in its Quarterly Report on Form 10-Q filed on May 14, 2020 with the SEC.

●	Tellenger’s audited financial statements as of and for the year ended December 31, 2020, contained elsewhere herein.
●	Tellenger’s unaudited financial statements as of and for the three months ended March 31, 2021, contained elsewhere herein.
●	the other information contained in or incorporated by reference into this filing.

The final purchase consideration and the allocation of the purchase consideration may materially differ from that reflected in the unaudited pro forma condensed combined financial information after final valuation procedures are performed and amounts are finalized.

The unaudited pro forma adjustments give effect to events that are directly attributable to the transaction and are based on available data and certain assumptions that management believes are factually supportable. In addition, with respect to the unaudited condensed combined statements of operations, the unaudited pro forma adjustments are expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and to aid you in your analysis of the financial aspects of the acquisition. The unaudited pro forma condensed combined financial information described above has been derived from the historical financial statements of IAI and Tellenger and the related notes included elsewhere in this Form 8-K. The unaudited pro forma condensed combined financial information is based on IAI’s accounting policies. Further review may identify additional differences between the accounting policies of IAI and Tellenger. The unaudited pro forma adjustments and the pro forma condensed combined financial information don’t reflect the impact of synergies or post-transaction management actions and are not necessarily indicative of the financial position or results of operations that may have actually occurred had the transaction taken place on the dates noted, or of IAI’s future financial position or operating results.

Information Analysis Incorporated
Unaudited Pro Forma Combined Balance Sheet
March 31, 2021

	Information
	Analysis		Pro Forma		Pro Forma
	Incorporated	Tellenger, Inc.	Adjustments		Combined
ASSETS
Current Assets
Cash and cash equivalents	$3,015,943	$251,609	$(251,609)	A	$934,486
			(2,312,930)	B
			231,473	C
Accounts receivable	1,185,963	563,853	(563,853)	A	1,739,296
			553,333	C
Prepaid expenses and other current assets	106,294	14,530	(14,530)	A	111,999
			5,705	C
Total current assets	4,308,200	829,992	(2,352,411)		2,785,781

Intangible assets and goodwill	-	-	2,305,143	C	2,086,351
			(218,792)	D
Contract assets	342,631	-	-		342,631
Property & equipment, net	61,395	-	-		61,395
Right-of-use operating lease asset	25,911	-	-		25,911
Other assets	-	-	-		-
Total Assets	$4,738,137	$829,992	$(266,060)		$5,302,069

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$192,213	$284,667	$(284,667)	A	$476,128
			283,915	C
Revolving line of credit	500,000	-	-		500,000
Contract liabilities	455,496	-	-		455,496
Accrued payroll and related liabilities	421,183	120,937	(120,937)	A	541,350
			120,167	C
Commissions payable	276,794	-	-		276,794
Note payable - Tellenger purchase	-	-	150,000	C	150,000
Note payable - current portion	149,001	-	-		149,001
Liability - joint venture	-	28,642	(28,642)	A	28,642
			28,642	C
Operating lease liability current	18,363	-	-		18,363
Other accrued liabilities	8,047	-	-		8,047
Interest payable	4,583	-	-		4,583
Total current liabilities	2,025,680	434,246	148,478		2,608,404

Note payable - non-current portion	300,999				300,999
Total liabilities	2,326,679	434,246	148,478		2,909,403

Stockholders' equity
Common stock	132,599	200	(200)	A	133,282
			683	E
Additional paid-in capital	15,243,769	28,079	(28,079)	A	15,443,086
			199,317	E
Retained Earnings (accumulated deficit)	(12,034,699)	367,467	(367,467)	A	(12,253,491)
			(218,792)	D
Treasury stock	(930,211)	-	-		(930,211)
Total stockholders' equity	2,411,458	395,746	(414,538)		2,392,666

Total liabilities and stockholders' equity	$4,738,137	$829,992	$(266,060)		$5,302,069

See notes to the unaudited pro forma condensed combined financial information.

Information Analysis Incorporated
Unaudited Pro Forma Combined Statement of Operations
Three months ended March 31, 2021

	Information
	Analysis		Pro Forma		Pro Forma
	Incorporated	Tellenger, Inc.	Adjustments		Combined

Revenues
Professional fees/ consulting revenue	$2,439,259	$1,157,825	$-		$3,597,084
Software sales	980,321		-		980,321
Total revenues	3,419,580	1,157,825	-		4,577,405

Cost of revenues
Cost of professional fees/ consulting revenue	1,467,699	952,863	-		2,420,562
Cost of software sales	932,231		-		932,231
Total cost of revenues	2,399,930	952,863	-		3,352,793

Gross profit	1,019,650	204,962	-		1,224,612

Selling, general and administrative expenses	545,663	102,484	43,758	D	691,905
Commissions expense	134,587		-		134,587
Acquisition costs	70,530	-	-		70,530

Income from operations	268,870	102,478	(43,758)		327,590

Other income, net	1,945	86			2,031

Income before provision for income taxes	270,815	102,564	(43,758)		329,621

Provision for income taxes	-	-	-		-

Net income	$270,815	$102,564	$(43,758)		$329,621

Comprehensive Income	$270,815	$102,564	$(43,758)		$329,621

Net income per share:
Basic	$0.02				$0.03
Diluted	$0.02				$0.03

Weighted average number of shares outatanding:
Basic	11,282,671		68,264		11,350,935
Diluted	12,286,216		68,264		12,354,480

See notes to the unaudited pro forma condensed combined financial information.

Information Analysis Incorporated
Unaudited Pro Forma Combined Statement of Operations
Year ended December 31, 2020

	Information
	Analysis		Pro Forma		Pro Forma
	Incorporated	Tellenger, Inc.	Adjustments		Combined

Revenues
Professional fees/ consulting revenue	$5,527,139	$4,449,113	$-		$9,976,252
Software sales	8,375,932		-		8,375,932
Total revenues	13,903,071	4,449,113	-		18,352,184

Cost of revenues
Cost of professional fees/ consulting revenue	3,566,229	3,608,613	-		7,174,842
Cost of software sales	8,127,509		-		8,127,509
Total cost of revenues	11,693,738	3,608,613	-		15,302,351

Gross profit	2,209,333	840,500	-		3,049,833

Selling, general and administrative expenses	1,504,077	669,728	173,159	D	2,346,964
Commissions expense	293,408		-		293,408

Income from operations	411,848	170,772	(173,159)		409,461

Other income, net	1,531	10,020			11,551

Income before provision for income taxes	413,379	180,792	(173,159)		421,012

Provision for income taxes	-	-	-		-

Net income	$413,379	$180,792	$(173,159)		$421,012

Comprehensive income	$413,379	$180,792	$(173,159)		$421,012

Net income per share:
Basic	$0.04				$0.04
Diluted	$0.03				$0.03

Weighted average number of shares outatanding
Basic	11,222,826		68,264		11,291,090
Diluted	12,049,322		68,264		12,117,586

See notes to the unaudited pro forma condensed combined financial information.

Information Analysis Incorporated

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1. Basis of Presentation

The unaudited pro forma condensed combined financial information set forth herein is based upon the consolidated financial statements of Information Analysis Incorporated (“IAI”) and Tellenger, Inc. (“Tellenger”). The unaudited pro forma condensed combined financial information is presented as if the transaction had been completed on January 1, 2020 with respect to the unaudited pro forma condensed combined statements of operations for each of the three months ended March 31, 2021 and for the year ended December 31, 2020 and on March 31, 2021 in respect of the unaudited pro forma condensed combined balance sheet.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations had the transaction occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the combined company will experience after the completion of the transactions.

We have accounted for the acquisition in this unaudited pro forma condensed combined financial information using the acquisition method of accounting, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”). In accordance with ASC 805, we use our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date. Goodwill as of the acquisition date is measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired.

Pro forma adjustments reflected in the unaudited pro forma condensed combined balance sheet are based on items that are factually supportable and directly attributable to the transaction. Pro forma adjustments reflected in the pro forma condensed combined statements of operations are based on items that are factually supportable, directly attributable to the transaction and expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information does not reflect the cost of any integration activities or benefits from the transaction, including potential synergies that may be generated in future periods.

Note 2. Description of the Transaction

On April 7, 2021, Information Analysis Incorporated executed and closed upon a Stock Purchase Agreement to which the Company, Tellenger, Inc. and David and Heather Tortorelli are parties. Under this Stock Purchase Agreement, IAI purchased all of the issued and outstanding shares of Tellenger. The purchase price for the acquisition was $2,300,000 and 68,264 shares of the Company’s common stock, par value $0.01.

Note 3. Purchase Price Allocation

The fair value of the consideration transferred was valued as of the date of the acquisition as follows:

Tellenger, Inc. Purchase Price Allocation

Cash	2,300,000
Common stock	200,000
Working capital adjustment	11,430
Other non-interest-bearing liabilities assumed	432,724
Other consideration	1,500
Total purchase consideration	2,945,654

The preliminary allocation for the consideration recorded for the acquisition is as follows:

Current assets	640,512
Intangible assets and goodwill	2,305,143
Total purchase consideration	2,945,654

The purchase price allocation is preliminary. The purchase price allocation will continue to be preliminary until a third-party valuation is finalized and the fair value and useful life of the assets acquired is determined. The amounts from the final valuation may significantly differ from the preliminary allocation.

Note 4. Pro Forma Adjustments

The following pro forma adjustments give effect to the transaction.

Unaudited Pro Forma Condensed Combined Balance Sheet – As of March 31, 2021

Note A	To remove Tellenger, Inc. assets, liabilities, and equity.
Note B	To record cash consideration paid.
Note C	To record assets acquired and liabilities assumed from Tellenger, Inc.
Note D	To record depreciation/ amortization accumulation and effect on retained earnings (accumulated deficit).
Note E	To record common stock issued as consideration.

Unaudited Pro Forma Condensed Combined Statement of Operations – For The Three Months Ended March 31, 2021

Note D	To record depreciation/ amortization expense.

Unaudited Pro Forma Condensed Combined Statement of Operations – For The Year Ended December 31, 2020

Note D	To record depreciation /amortization expense.